Exhibit 99.1 Press release dated as of November 12, 2010	Exhibit 99.1

Source: Speedemissions, Inc.

Press Release

Speedemissions, Inc. Reports Third Quarter 2010 Results

ATLANTA, GA. November 12, 2010/Business Wire/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI—News), a leading vehicle emissions testing and safety inspections company with stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the third quarter ended September 30, 2010.

THIRD QUARTER 2010:

•

Revenue decreased $285,534 or 11.0% to $2,313,816 in the third quarter of 2010 compared to $2,599,350 in the third quarter of 2009. The decrease in revenue was primarily due to the closure of two stores and a decrease in same store sales of 4.9%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia and Utah locations, offset by increases in same store sales at our Texas and Missouri locations.

•

Store operating expenses decreased $108,484 or 6.8% to $1,487,037 in the third quarter of 2010 compared to $1,595,521 in the third quarter of 2009. The decrease in store operating expenses was primarily due to the closure of two stores, offset by the costs of relocating and reopening one of the closed stores. Same store operating expenses decreased $67,586 in the third quarter of 2010 compared to the third quarter of 2009.

•	General and administrative expenses increased $1,421 or 0.4% from the third quarter of 2010 and decreased 21% or $106,060 from the second quarter of 2010.

•	The Company recognized a gain of $106,881 from the settlement of a lawsuit in the third quarter of 2010.

•

The Company recognized net income of $51,095, or $0.00 per basic and diluted share in the third quarter of 2010 compared to net income of $60,531, or $0.01 per basic and diluted share in the third quarter of 2009.

YEAR TO DATE 2010:

•

Revenue decreased $394,937 or 5.2% to $7,262,663 in the nine months ended September 30, 2010 compared to $7,657,600 in the same period of 2009. The decrease in revenue was primarily due to the closure of two stores and a decrease in same store sales of 3.2%. The decrease in same store sales is mainly attributable to increased competition and discounting at our Georgia and Utah locations, offset by increases in same store sales at our Texas and Missouri locations.

•

Store operating expenses decreased $163,950 or 3.5% to $4,579,162 in the nine months ended September 30, 2010 compared to $4,743,112 in the same period of 2009. The decrease in store operating expenses was primarily due to the closure of two stores, offset by the costs of relocating and reopening one of the closed stores. Same store operating expenses decreased $222,487 in the nine months ended September 30, 2010 compared to the same period of 2009.

•

General and administrative expenses increased $220,625 or 21.2%, mainly due to $113,707 in Carbonga related expenses and an increase in professional fees of $108,412 during the nine months ended September 30, 2010.

•

The Company incurred a net loss of $103,869 or ($0.01) per basic and diluted share in the nine months ended September 30, 2010 compared to net income of $205,599 or $0.04 per basic share and $0.02 per diluted share in the same period of 2009.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented:

“We are still being negatively impacted in the Georgia market by the test fee price war which has been going on for much of 2010. Test fee prices have been reduced by as much as 40% ($25.00 is the normal fee) throughout the trade area. Our Utah stores have also been affected due to test fee discounting.

There are some positive things too. The Missouri stores are increasing their customer throughput at very encouraging levels every month. In Texas, in spite of losing two top performing locations, we’re seeing steady same store growth and improvement in those stores more directly affected by high unemployment.

In addition, we have begun to see favorable results from our “Sales Culture” Training Meetings conducted in every market in August. Growth in the product sales (windshield wipers, light bulbs, etc) has been increasing every month since they were introduced in June.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash	$323,386	$449,203
Note receivable – current portion	12,000	—
Other current assets	197,904	136,790

Total current assets	533,290	585,993
Note receivable, net of current portion	91,139	—
Property and equipment, net	777,831	953,183
Goodwill	4,251,657	4,251,657
Other assets	105,803	104,003

Total assets	$5,759,720	$5,894,836

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$162,067	$177,647
Accrued liabilities	245,719	196,544
Current portion of capitalized lease obligations	43,359	47,288
Current portion of equipment financing obligations	21,008	18,865
Current portion—deferred rent	30,513	30,513

Total current liabilities	502,666	470,857
Capitalized lease obligations, net of current portion	52,986	93,604
Equipment financing obligations, net of current portion	29,530	46,389
Deferred rent	174,920	205,701
Other long term liabilities	7,350	7,350

Total liabilities	767,452	823,901

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 1,296,982 shares issued and outstanding with a liquidation preference of $3,330,650 at September 30, 2010 and 2,279,981 shares issued and outstanding with a liquidation preference of $5,854,991at December 31, 2009	1,297	2,280
Common stock, $.001 par value, 250,000,000 shares authorized, 14,616,928 and 6,685,448 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	14,617	6,685
Additional paid-in capital	15,813,617	15,795,364
Accumulated deficit	(15,416,609)	(15,312,740)

Total shareholders’ equity	412,922	491,589

Total liabilities and shareholders’ equity	$5,759,720	$5,894,836

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
Revenue	$2,313,816	$2,599,350	$7,262,663	$7,657,600
Costs of operations:
Cost of emission certificates	498,599	560,042	1,607,340	1,673,285
Store operating expenses	1,487,037	1,595,521	4,579,162	4,743,112
General and administrative expenses	380,301	378,880	1,261,924	1,041,299
(Gain) loss on disposal of non-strategic assets	—	(5,500)	9,713	(30,330)
Gain from settlement of lawsuit	(106,881)	—	(106,881)	—

Operating income (loss)	54,760	70,407	(88,595)	230,234
Interest income (expense)
Interest income	1,272	34	1,900	85
Interest expense	(4,937)	(9,910)	(17,174)	(24,720)

Interest expense, net	(3,665)	(9,876)	(15,274)	(24,635)

Net income (loss)	$51,095	$60,531	$(103,869)	$205,599

Basic net income (loss) per share	$0.00	$0.01	$(0.01)	$0.04

Diluted net income (loss) per share	$0.00	$0.01	$(0.01)	$0.02

Weighted average common shares outstanding, basic	13,179,213	5,162,108	9,570,761	5,162,108

Weighted average common shares outstanding, diluted	17,456,713	9,439,606	9,570,761	9,439,606

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(103,869)	$205,599
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	206,088	240,546
(Gain) loss on disposal of assets	9,713	(30,330)
Share-based compensation	25,201	35,511
Gain from settlement of lawsuit	(106,881)	—
Changes in operating assets and liabilities:
Other current assets	(61,114)	(6,347)
Other assets	(1,800)	(850)
Accounts payable and accrued liabilities	33,596	(205,296)
Other liabilities	(30,781)	(2,568)

Net cash (used in) provided by operating activities	(29,847)	236,265

Cash flows from investing activities:
Proceeds from note receivable	3,742	—
Proceeds from sales of property and equipment	20,000	30,330
Purchases of property and equipment	(60,449)	(64,435)

Net cash used in investing activities	(36,707)	(34,105)

Cash flows from financing activities:
Payments on equipment financing obligations	(14,716)	(12,051)
Payments on capitalized leases	(44,547)	(30,997)

Net cash used in financing activities	(59,263)	(43,048)

Net (decrease) increase in cash	(125,817)	159,112
Cash at beginning of period	449,203	512,492

Cash at end of period	$323,386	$671,604

Supplemental Information:
Cash paid during the period for interest	$16,513	$23,288